Exhibit 99.1

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
NEWS RELEASE

Cheniere Energy Partners LP Holdings, LLC Declares Quarterly Dividend

Houston, Texas - February 6, 2015 - Cheniere Energy Partners LP Holdings, LLC (NYSE MKT: CQH) (“Cheniere Partners Holdings” or the “Company”) announced today that its Board of Directors declared a quarterly cash dividend of $0.019 per common share representing limited liability company interest in the Company. The dividend will be payable on February 27, 2015 to shareholders of record as of close of business February 17, 2015.

Cheniere Partners Holdings owns a 55.9% limited partner interest in Cheniere Energy Partners, L.P. (NYSE MKT:CQP) (“Cheniere Partners”), a publicly-traded limited partnership. Cheniere Partners Holdings’ only business consists of owning limited partner units of Cheniere Partners, and, accordingly, its results of operations and financial condition are dependent on the performance of Cheniere Partners. Cheniere Partners owns and operates liquefied natural gas (“LNG”) regasification facilities and, adjacent to these facilities, currently has natural gas liquefaction facilities under construction. Additional information is available on its website www.cheniere.com.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding Cheniere Partners’ expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements and (vi) statements regarding future discussions and entry into contracts.  Although Cheniere Partners Holdings believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners Holdings’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners Holdings’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners Holdings does not assume a duty to update these forward-looking statements.

CONTACTS:
Investors: Randy Bhatia: 713-375-5479, Christina Burke: 713-375-5104
Media: Faith Parker: 713-375-5663